  EXHIBIT 12

LAW OFFICES OF CRAIG V. BUTLER

300 Spectrum Center Drive, Suite 300

Irvine, California 92618

Telephone No. (949) 484-5667 • Facsimile No. (949) 209-2545

www.craigbutlerlaw.com

cbutler@craigbutlerlaw.com

November 26, 2024

Board of Directors

Andrew Arroyo Real Estate Inc.

12636 High Bluff Drive, Suite 400

San Diego, CA 92130

Re:	Andrew Arroyo Real Estate Inc.
Offering Statement on Form 1-A

Dear Ladies and Gentlemen:

We have acted as counsel to Andrew Arroyo Real Estate Inc., a Delaware corporation (the "Company”), with respect to the preparation and filing of an offering statement on Form 1-A (the "Offering Statement”) filed by the Company on October 11, 2024 with the Securities and Exchange Commission (the "Commission”) under the Securities Act of 1933, as amended (the "Act”), with respect to the public offering by the Company of up to 14,890,000 shares of common stock, par value $0.001 ("Common Stock”) at $5.00 per share, of which up to 1,489,000 Shares would be sold by Mr. Andrew Michael Arroyo, the Company’s primary shareholder (the “Selling Shareholder”).

In connection with the opinion contained herein, we have examined the Offering Statement, the Certificate of Incorporation, as amended and restated, and Bylaws, as restated and amended, as well as all other documents necessary to render an opinion. In our examination, we have assumed the legal capacity of all-natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

As to questions of fact relevant to the opinions expressed herein, we have relied without investigation upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from representatives of the Company and others.

Based on the foregoing, and subject to applicable state securities laws, when (i) the Offering Statement and any required post-qualification amendment thereto have become effective under the Act; (ii) the Shares are issued, sold and paid for in the manner described in the Offering Statement; and (iii) for certificated Shares, the Shares have been duly executed by the Company, duly countersigned by an authorized signatory of the registrar for the Shares, and duly delivered to the purchasers thereof, it is our opinion that (A) the issuance and sale of the Shares by the Company will have been duly authorized and will be validly issued, fully paid and non-assessable; and (B) the Shares sold by the Selling Shareholder are validly issued, fully paid and non-assessable.

LAW OFFICES OF CRAIG V. BUTLER

Andrew Arroyo Real Estate Inc.

November 26, 2024

We express no opinion as to the applicability of, compliance with, or effect of any laws except the laws set forth in applicable provisions of the General Corporation Law of the State of Delaware, and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. We assume no obligation to supplement this letter if any applicable laws change after the date of this letter with possible retroactive effect, or if any facts or events occur or come to our attention after the date of this letter that might change any of the opinions expressed above.

We consent to the filing of this legal opinion as an exhibit to the Offering Statement, and we further consent to the use of our name under the headings "Legal Matters” in the prospectus that forms a part of the Offering Statement and "Legal Matters” in any prospectus supplement that will form a part of the Offering Statement.  In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC thereunder.

Sincerely,

Law Offices of Craig V. Butler